Exhibit 1.1

ALTAIR ENGINEERING INC.

0.250% Convertible Senior Notes due June 1, 2024

Underwriting Agreement

June 5, 2019

J. P. Morgan Securities LLC

As Representative of the

several Underwriters listed

in Schedule 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Altair Engineering Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of its 0.250% Convertible Senior Notes due 2024 (the “Underwritten Securities”) and, at the option of the Underwriters, up to an additional $30,000,000 principal amount of its 0.250% Convertible Senior Notes due 2024 (the “Option Securities”) if and to the extent that the Underwriters shall have determined to exercise the option to purchase such 0.250% Convertible Senior Notes due 2024 granted to the Underwriters in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), cash or a combination thereof. The Securities will be issued pursuant to an Indenture to be dated on or around June 10, 2019 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which will be substantially in the form filed as an exhibit to the Registration Statement (as defined below), as supplemented and/or amended by a supplemental indenture to be dated on or about June 10, 2019, by and between the Company and the Trustee (the “Supplemental Indenture”, and together with, the Base Indenture, as supplemented and/or amended, the “Indenture”).

The shares of Class B Common Stock, par value $0.0001 per share, of the Company are hereinafter referred to as the “Class B Common Stock”. The shares of Class A Common Stock and Class B Common Stock to be outstanding after giving effect to the sale of the Securities are referred to herein as the “Stock.”

The Company hereby confirms its engagement of Goldman Sachs & Co. LLC as, and Goldman Sachs & Co. LLC hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities. Goldman Sachs & Co. LLC, in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “qualified independent underwriter”. Aside from its relative portion of the underwriting discounts and commissions set forth on the cover page of the Preliminary Prospectus or Prospectus (each, as defined below), Goldman Sachs & Co. LLC agrees that Goldman Sachs & Co. LLC will not receive any fees for serving as qualified independent underwriter in connection with the offering.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-231948), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act that omits Rule 430 information and the prospectus included in the Registration Statement at the time of its effectiveness, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated June 4, 2019, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 9:00 P.M., New York City time, on June 5, 2019.

2.    Purchase of the Securities.

(a)    The Company agrees to issue and sell, subject to the conditions set forth herein, the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements of the Company set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.00% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from June 10, 2019 to the Closing Date (as defined below). The public offering price of the Securities is not in excess of the price recommended by Goldman Sachs & Co. LLC, acting as a qualified independent underwriter.

In addition, the Company agrees to issue and sell, subject to the conditions set forth herein, the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements of the Company set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from June 10, 2019 to the date of payment and delivery.

If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Underwriter shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least one business day prior to the date and time of delivery specified therein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Securities, at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018 at 10:00 A.M., New York City time, on June 10, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)    The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(c) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(c) hereof.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or any document not constituting an offer pursuant to Rule 135 under the Securities Act and (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative, which approval shall not be unreasonably withheld or delayed. Each such Issuer Free Writing Prospectus complies in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(c) hereof.

(d)    Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company reconfirms that if Testing-the-Waters Communications are to be utilized, the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Written Testing-the-Waters Communications and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(c) hereof

(e)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(c) hereof.

(f)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby except in the case of the unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes permitted by the applicable rules of the Commission; any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other historical financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. To the knowledge of the Company and except with respect to the accounting treatment of the issues involved in the Swedish tax litigation disclosure in the Pricing Disclosure Package, (I) the financial statements (including the related notes thereto) of Datawatch Corporation, a Delaware corporation

(“Datawatch”), and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Datawatch and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, (II) such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of the unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes permitted by the applicable rules of the Commission, (III) any supporting schedules included or incorporated by reference in the Registration Statement with respect to Datawatch present fairly, in all material respects, the information required to be stated therein, (IV) the other historical financial information of Datawatch and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of Datawatch and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby, and (V) all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of Datawatch comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The pro forma financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(h)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock and the issuance of shares of Class A Common Stock or Class B Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards and settlement of awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)    Organization and Good Standing. The Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so organized, existing, qualified or in good standing or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement (the “Significant Subsidiaries”), except for subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 1.02 of Regulation S-X under the Exchange Act).

(j)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including liens, encumbrances and restrictions imposed in connection with or permitted under the debt instruments described under the heading “Management’s discussion and analysis of financial condition and results of operations – Liquidity and capital resources” as set forth in the Company’s annual report on form 10-K for the fiscal year 2018 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and in Note 7 to the Company’s consolidated financial statements as set forth in the Company’s annual report on form 10-K for the fiscal year 2018.

(k)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required by the Exchange Act and all other applicable laws.

(l)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(m)    The Indenture. The Indenture has been duly authorized by the Company and on the Closing Date and on the Additional Closing Date, as the case may be, was or will have been duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(n)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)    The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)    The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(q)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any subsidiary or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(s)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any subsidiary or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Nasdaq Global Market (the “Exchange”), FINRA and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters or (iii) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as shall have been obtained or made prior to the Closing Date.

(u)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such Actions are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v)    Independent Accountants.

1.    Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

2.    RSM US LLP, who have certified certain financial statements of Datawatch and its subsidiaries, is an independent registered public accounting firm with respect to Datawatch and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)    Intellectual Property. The Company and its subsidiaries each own or possess the right to use all material patents, patent rights, trademarks, trade names, service marks and service names (including all goodwill associated with use of the same), copyrights, license rights, inventions, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the same (“Intellectual Property”) necessary for the conduct of their business as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus (“Company Intellectual Property”). Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there are no third parties who have or will be able to establish rights to any Company Intellectual Property, except for the retained rights of the owners of Company Intellectual Property which is licensed to the Company or its subsidiaries, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its subsidiaries’ rights in or to any Company Intellectual Property, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no patent or patent application that contains claims that interfere with or otherwise challenged the issued or pending claims of any Company Intellectual Property; and (vi) no Company Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, or otherwise in violation of the rights of any persons. The Company and its subsidiaries have taken all steps necessary to secure interests in the Company Intellectual Property from their employees, consultants, agents and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described in all material respects. The Company and its subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries, and no governmental agency or body, university, college, other educational institution or research center has any claim or right in or to any Company Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries. The Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials. Neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (i) the Company or any of its subsidiaries to permit reverse-engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries; or (ii) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge.

(y)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(z)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except in any case in which failure to pay or file (as applicable) would not reasonably be expected to have a Material Adverse Effect, and except for any taxes being contested in good faith); and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets (except for any tax deficiency that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect).

(bb)    Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course in each case, except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

(cc)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(dd)    Certain Environmental Matters. (i) The Company and its subsidiaries (x) are, and have at all times been, in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are, and have at all times been, in compliance with all, and have not violated any, applicable permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws, or concerning hazardous or toxic substances or wastes, pollutants or contaminants, of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is comprised of a master or prototype plan that has received an opinion letter from the Internal Revenue Service covering all tax law changes (or has submitted, or is within the remedial amendment period for submitting, an application for a determination letter and is awaiting a response from the Internal Revenue Service), and, to the knowledge of the Company, no event has occurred that would result in the revocation or failure to issue any such determination letter or opinion letter; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)    Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the

Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for businesses such as the Company’s and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(jj)    Cyber Security; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company nor, to the knowledge of the Company, any employee of the Company or any director or officer of its subsidiaries or any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, or officers, nor, to the knowledge of the Company, any employee of the Company or any subsidiary or any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of applicable Sanctions.

(nn)    No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(oo)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(qq)     No Stabilization. The Company has not taken, directly or indirectly, without giving effect to activities of the Underwriters, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(rr)    Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(xx)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, the Company will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)    Delivery of Copies. The Company will deliver, if requested by the Representative, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein ; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects in a timely manner.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing (which may be by electronic mail), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding, if the Company gains knowledge of such proceeding, for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, if the Company gains knowledge of such proceeding; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) , is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)    Blue Sky Compliance. If required by applicable law, the Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (1) the Securities to be sold hereunder, (2) the issuance of any shares of Class A Common Stock of the Company issuable upon conversion of the Securities, (3) any shares of Stock of the Company awarded, issued upon the exercise of options or purchase rights, issued upon vesting of equity awards and/or settlement of other awards granted under the Company Stock Plans, (4) the grant of stock options, restricted stock awards, restricted stock units or any other awards under the Company Stock Plans, (5) the filing by the Company of registration statements on Form S-8 with respect to benefit plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (6) the issuance of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock and (7) the issuance by the Company of Stock and securities convertible or exercisable or exchangeable for Stock, in an aggregate amount not to exceed five percent (5%) of the Company’s outstanding securities, determined as of the Closing Date, in connection with one or more acquisitions of a company or a business, securities, property or assets of another person or entity, joint ventures, commercial relationships or strategic alliances.

(i)    Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)     No Stabilization. The Company will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)    Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Class A Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its best efforts to cause the Underlying Securities to be listed on the Exchange.

(l)    Reports. So long as the Securities are outstanding, the Company will furnish to the Representative, as soon as commercially reasonable after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)    Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)    FIRPTA Certificate. The Company will deliver to each Underwriter, on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the Internal Revenue Service of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2).

(p)    Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representative. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit, after the effectiveness of such new automatic shelf registration statement or such new shelf registration statement, as the case may be, the issuance and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not used, and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein, is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)    No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate, on behalf of Company, of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Section 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)    Comfort Letters.

1.    On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

2.    On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, RSM US LLP shall have furnished to the Representative, at the request of the Company (on behalf of Datawatch), letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding Datawatch; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)    On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(g)    Opinion and 10b-5 Statement of Counsel for the Company. Lowenstein Sandler LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Goodwin Procter LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)    No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(j)    Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)    Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the Exchange.

(l)    Lock-up Agreements. The “lock-up” agreements between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, out-of-pocket legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b)    Indemnification of the Qualified Independent Underwriter.

1.    The Company also will indemnify and hold harmless Goldman Sachs & Co. LLC, in its capacity as qualified independent underwriter, against any and all losses, claims, damages and liabilities (including, without limitation, out-of-pocket legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which the qualified independent underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by Goldman Sachs & Co. LLC as qualified independent underwriter in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman Sachs & Co. LLC in performing the services as qualified independent underwriter, and will reimburse the qualified independent underwriter for any legal or other expenses reasonably incurred by the qualified independent underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

2.    Promptly after receipt by the qualified independent underwriter under paragraph (1) above of notice of the commencement of any action relating thereto, the qualified independent underwriter shall, if a claim in respect thereof is to be made against the Company under such paragraph, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the qualified independent underwriter otherwise than under such paragraph. In case any such action shall be brought against the qualified independent underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the qualified independent underwriter (who shall not, except with the consent of the qualified independent underwriter, be counsel to the Company), and, after notice from the indemnifying party to the qualified independent underwriter of its election so to assume the defense thereof, the indemnifying party shall not be liable to the qualified independent underwriter under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the qualified independent underwriter, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party (which shall not be unreasonably withheld, delayed or conditioned), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought pursuant to this Section 7(b) (whether or not the qualified independent underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the qualified independent underwriter from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the qualified independent underwriter.

3.    If the indemnification provided for in this Section 7(b) is unavailable to or insufficient to hold harmless Goldman Sachs & Co. LLC, in its capacity as qualified independent underwriter, under paragraph (1) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the qualified independent underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the qualified independent underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the qualified independent underwriter failed to give the notice required under paragraph (2) above, then the Company shall contribute to such amount paid or payable by the qualified independent underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the qualified independent underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) and any failure to give notice, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the qualified independent underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the qualified independent underwriter agree that it would not be just and equitable if contributions pursuant to this paragraph (3) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (3). The amount paid or payable by the qualified independent underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (3) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.    The obligations of the Company under this Section 7(b) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the qualified independent underwriter within the meaning of the Securities Act.

(c)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting (conflicts of interest)”, the information contained in the sixteenth paragraph relating to stabilizing transactions under the caption “Underwriting (conflicts of interest)”, and the information in the seventeenth paragraph under the caption “Underwriting (conflicts of interest)”.

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein, and to the extent it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding promptly and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under the preceding paragraphs of this Section 7, as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed promptly; provided, however that if indemnity may be sought pursuant to Section 7(b) above in respect of such proceeding, then in addition to such separate firm with respect to the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Goldman Sachs and Co. LLC in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control Goldman Sachs and Co. LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters or Goldman Sachs & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters or Goldman Sachs & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters or Goldman Sachs & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by Goldman Sachs & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters or Goldman Sachs & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be , on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters or Goldman Sachs & Co. LLC in its capacity as a “qualified independent underwriter”, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.    Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and, if required, the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonably incurred fees and expenses of counsel for the Underwriters related thereto) in an amount not to exceed $10,000 (excluding filing fees); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the fees and expenses of Goldman Sachs & Co. LLC acting as “qualified independent underwriter” within the meaning of the aforementioned FINRA Rule 5121 and the approval of the Securities for book-entry transfer by DTC) in an amount not to exceed $30,000 (excluding filing fees); (ix) all of the travel and lodging expenses of the Company or any of its employees incurred by them in connection with any “road show” presentation to potential investors; provided, however, that the Underwriters will pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the “road show”; and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.

(b)    If (i) this Agreement is terminated pursuant to clause (ii) of Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters other than as a result of a termination pursuant to clause (i), (iii) or (iv) of Section 9 or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than as a result of a termination pursuant to clause (i), (iii) or (iv) of Section 9 or as set forth in Section 10), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Altair Engineering Inc., 1820 E. Big Beaver Road, Troy, Michigan 48083, Facsimile (248) 614-2411; Attention: Howard Morof, Chief Financial Officer.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d)     Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(d):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ALTAIR ENGINEERING INC.

By	/s/ James R. Scapa
Name:	James R. Scapa
Title:	Chairman and Chief Executive Officer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Sudheer Tegulapalle
Authorized Signatory Managing Director

[Signature Page Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount

J. P. Morgan Securities LLC	$ 92,000,000
Goldman Sachs & Co. LLC	$ 52,000,000
RBC Capital Markets, LLC	$ 36,000,000
William Blair & Company, L.L.C.	$ 7,000,000
Canaccord Genuity LLC	$ 7,000,000
Needham & Company, LLC	$ 4,000,000
Berenberg Capital Markets LLC	$ 2,000,000

Total	$200,000,000

Annex A

a. Pricing Disclosure Package

Term sheet containing the terms of the Securities, substantially in the form of Annex C.

Annex B

Written Testing-the-Waters Communications

None.

Annex C

ALTAIR ENGINEERING INC.

Pricing Term Sheet

Free Writing Prospectus

Filed pursuant to Rule 433

Relating to the

Preliminary Prospectus Supplement dated June 4, 2019 to the

Prospectus dated June 4, 2019

Registration No. 333-231948

PRICING TERM SHEET

June 5, 2019

Altair Engineering Inc.

$200,000,000 Aggregate Principal Amount of 0.250% Convertible Senior Notes due 2024

(the “Offering”)

The information in this pricing term sheet relates only to the Offering and should be read together with the preliminary prospectus supplement, dated June 4, 2019, relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the related base prospectus dated June 4, 2019. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information therein. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The Issuer has increased the size of the Offering to $200,000,000 (or $230,000,000 if the underwriters’ option to purchase additional Notes is exercised in full). The final prospectus supplement for the Offering will reflect conforming changes relating to such increase in the size of the Offering.

Issuer:	Altair Engineering Inc. (the “Issuer”)

Ticker /exchange for Class A common stock:	ALTR / The Nasdaq Global Select Market (“NADSAQ”)

Securities:	0.250% Convertible Senior Notes due 2024 (the “Notes”). The Preliminary Prospectus Supplement also registers the offering and sale of the shares of the Issuer’s Class A common stock potentially issuable upon conversion of the Notes.

Aggregate principal amount of Notes offered:	$200,000,000 (or $230,000,000 if the underwriters’ option to purchase additional Notes is exercised in full)

Public offering price:	100% plus accrued interest, if any, from June 10, 2019

Maturity date:	June 1, 2024, unless earlier repurchased, redeemed or converted

Interest rate:	0.250% per annum from June 10, 2019

Interest payment dates:	June 1 and December 1, beginning December 1, 2019

NASDAQ closing price of the Issuer’s Class A common stock on June 5, 2019:	$35.77 per share

Conversion premium:	Approximately 30% above the NASDAQ closing price of the Issuer’s Class A common stock on June 5, 2019

Initial conversion rate:	21.5049 shares of Class A common stock per $1,000 principal amount of Notes

Initial conversion price:	Approximately $46.50 per share of Class A common stock

Use of proceeds:

The Issuer estimates that the aggregate net proceeds from the Offering will be approximately $192.8 million (or approximately $221.9 million if the underwriters exercise their option to purchase additional Notes in full), after deducting the underwriting discounts and commissions and estimated offering expenses related to the Offering.

The Issuer intends to use a portion of the net proceeds it receives from the Offering to repay outstanding indebtedness under its $150.0 million revolving credit facility, which was approximately $14.8 million as of March 31, 2019. The Issuer intends to use the remaining net proceeds from the Offering for acquisitions of, or investments in, technologies, solutions or businesses that complement the Issuer’s business and for other general corporate purposes, including working capital, developing and building an addition adjacent to the Issuer’s corporate headquarters facilities and related real estate development matters, sales and marketing activities, general and administrative matters and capital expenditures. The Issuer does not have any agreements or binding commitments for any such acquisitions or investments at this time. These expectations are subject to change.

Underwriting discounts and commissions:	$30.00 per $1,000 principal amount of Notes $6,000,000 in aggregate (or $6,900,000 million in aggregate if the underwriters’ option to purchase additional Notes is exercised in full)

Redemption:	The Issuer may not redeem the Notes prior to June 6, 2022. The Issuer may redeem for cash all or any portion of the Notes, at the Issuer’s option, on or after June 6, 2022, if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes.

Pricing date:	June 5, 2019

Trade date:	June 6, 2019

Settlement date:	June 10, 2019

Book-running managers:	J.P. Morgan Securities LLC Goldman Sachs & Co. LLC RBC Capital Markets, LLC

Co-managers:	William Blair & Company, L.L.C. Canaccord Genuity LLC Needham & Company, LLC Berenberg Capital Markets LLC

CUSIP number /ISIN:	021369 AA1 / US021369AA17

Increase in conversion rate upon conversion upon a make-whole fundamental change or during a redemption period:	If (i) the effective date of a make-whole fundamental change occurs prior to the maturity date of the Notes or (ii) the Issuer gives a notice of redemption with respect to any or all of the Notes and, in each case, a holder elects to convert its Notes in connection with such make-whole fundamental change or during the related redemption period, as applicable, the following table sets forth the number of additional shares of Class A common stock by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date or redemption notice date set forth below:

	Stock Price
Effective date/redemption notice date	$35.77	$38.00	$41.00	$46.50	$50.00	$60.45	$70.00	$80.00	$100.00	$125.00	$150.00
June 10, 2019	6.4514	5.7871	4.8456	3.5488	2.9340	1.7070	1.0637	0.6533	0.2383	0.0498	0.0014
June 1, 2020	6.4514	5.7844	4.7822	3.4875	2.8464	1.5909	0.9531	0.5596	0.1819	0.0277	0.0000
June 1, 2021	6.4514	5.7816	4.7188	3.2875	2.6286	1.3757	0.7717	0.4191	0.1094	0.0066	0.0000
June 1, 2022	6.4514	5.5937	4.4480	2.9394	2.2662	1.0534	0.5234	0.2450	0.0387	0.0000	0.0000
June 1, 2023	6.4514	5.2271	3.9329	2.3041	1.6288	0.5676	0.2084	0.0643	0.0000	0.0000	0.0000
June 1, 2024	6.4514	4.8108	2.8854	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as applicable, in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day year;

•

If the stock price is greater than $150.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•

If the stock price is less than $35.77 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 27.9563 shares of Class A common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of notes—Conversion rate adjustments” in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the Offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the related base prospectus and the other documents the Issuer has filed with the SEC that are incorporated by reference into the Preliminary Prospectus Supplement for more complete information about the Issuer and Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at

http://www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: (866) 803-9204 or email: prospectus-eq_fi@jpmchase.com, Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by emailing prospectus-ny@ny.email.gs.com or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281; telephone: (877) 822-4089.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

Testing the waters authorization (to be delivered by the issuer to J.P. Morgan in email or letter form).

In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), Altair Engineering Inc. (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC (“J.P. Morgan”) and its affiliates and their respective employees to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, as defined in Regulation D under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated public offering (“Testing the Waters Communications”). A “Written Testing the Waters Communication” means any Testing the Waters Communication that is a written communication within the meaning of Rule 405 under the Act. If at any time following the distribution of any Written Testing the Waters Communication there occurs an event or development as a result of which such Written Testing the Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify J.P. Morgan and will promptly amend or supplement, at its own expense, such Written Testing the Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of J.P. Morgan and its affiliates and their respective employees to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to J.P. Morgan a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of Mark Hoh at Mark.Hoh@jpmorgan.com.